Exhibit 99.2

Contact at 214/432-2000:

Steven R. Rowley
President and CEO

Arthur R. Zunker, Jr. Senior Vice President and CFO

News For Immediate Release
EAGLE MATERIALS INC. PLANS TO INCREASE
ITS CEMENT CAPACITY BY 50%;
INCREASES ITS ANNUAL DIVIDEND BY 75% AND
ISSUES INITIAL FY 2007 EARNINGS GUIDANCE
30% TO 40% ABOVE FY 2006 GUIDANCE
OTHER INITIATIVES ALSO ANNOUNCED:
•	Combination of its two classes of stock

•	3-for-1 stock split

•	Increased share repurchase authorization
Cement Capacity Increase
     (Dallas, TX — January 25, 2006): Eagle Materials Inc. (NYSE: EXP and EXP.B) announced today plans to expand and modernize its Mountain Cement plant located in Laramie, Wyoming and its Nevada Cement plant located in Fernley, Nevada. The plans will expand the production capacity of Mountain Cement by 60% and double the production capacity of Nevada Cement (bringing both plants up to 1.1 million tons of cement production) while at the same time dramatically reducing their fuel and electricity consumption. Both the Mountain Cement and Nevada Cement projects are expected to be operational in fall 2008. The total capital investment in these two projects is expected to be approximately $320 million. These projects, combined with the previously announced expansion at Eagle’s cement plant in LaSalle, Illinois, represent an approximate 50% increase in Eagle’s production capacity (increasing from 2.65 million tons per year to 4.0 million tons per year). The Illinois Cement project is ahead of schedule and anticipated to be completed in December of this year. As part of Eagle’s balanced, strategic plan, the Company previously announced a 30% increase in its wallboard production capacity with a greenfield wallboard plant in Georgetown, South Carolina. The new plant will have an annual design capacity of 750 million square feet and is scheduled to begin operations in late calendar 2007. These substantial investments in high-return projects will solidify Eagle Materials position as a very low-cost producer of building materials and construction products.

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Combination of Two Classes of Stock
     Eagle’s board of directors has approved an amendment to Eagle’s certificate of incorporation to combine Eagle’s two classes of stock — Common Stock and Class B Common Stock — into one class, subject to stockholder approval. Under this proposal each share of Common Stock and each share of Class B Common Stock would be reclassified on a one-for-one basis into a single share of common stock. The amendment to the certificate of incorporation will be presented to Eagle’s stockholders for consideration at a special meeting of stockholders. If approved by the stockholders, all of our new single class of common stock will have identical rights to vote for the election of all our directors. Eagle anticipates filing preliminary proxy materials with the Securities and Exchange Commission in the near future. Once the SEC completes any review process, Eagle will announce a meeting date and will mail out proxy materials to its stockholders.
Stock Split
     Reflecting the strength of Eagle’s stock performance since the spin-off from Centex Corporation in January 2004, the Board of Directors of Eagle has declared a 3-for-1 stock split in the form of a 200% stock dividend on its Common Stock and on its Class B Common Stock. The stock dividend will be distributed on February 24, 2006, to stockholders of record on February 10, 2006.
75% Increase in Cash Dividend
     Because of increased confidence in Eagle’s ability to generate substantial operating cash flow, the Board of Directors has approved an increase in the annual cash dividend from $1.20 to $2.10 per share on a pre-split basis, representing a 75% increase. Commencing with the cash dividend to be paid in April 2006, Eagle will pay an annual cash dividend of $0.70 per share of common stock on a post-split basis, or $0.175 per share per quarter. Reflecting this new dividend rate, the Board of Directors has declared a quarterly cash dividend of $0.175 (on a post-split basis) payable on April 21, 2006 to stockholders of record on March 22, 2006.
Increase in Repurchase Authorization
     Eagle’s Board of Directors also announced today that it has increased the current stock repurchase authorization by up to 1,000,000 pre-split shares (including approximately 80,000 shares remaining under the current authorization) or approximately 6% of its outstanding stock. Since the Eagle Materials spin-off from Centex Corporation on January 30, 2004 approximately 2.2 million shares (or 12% of Eagle Materials stock) have been repurchased. The number of Eagle shares currently outstanding is approximately 16.8 million (on a pre-split basis). Share repurchases

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may be made from time to time in the open market or in privately negotiated transactions. The timing and amount of any repurchases of shares will be determined by the Company’s management, based on its evaluation of market and economic conditions and other factors. Eagle’s share repurchase program remains an important part of Eagle’s long-term balanced and disciplined approach in making sound investment decisions focused on increasing shareholder value.
Debt Issuance
     As previously disclosed in November 2005, Eagle issued $200 million of senior unsecured notes in a private placement. The senior notes were issued with an average maturity of approximately 10 years at an average interest rate of approximately 5.39%. The new long-term debt coincides with the long-term nature of the growth projects in both wallboard and cement. At December 31, 2005, Eagle had no other debt and a cash balance of $60 million.
Fiscal 2007 Earnings Guidance
     Eagle announced its initial earnings guidance for fiscal 2007. Eagle expects to report earnings within the range of $11.00 to $12.00 per diluted share for fiscal 2007 (on a pre-split basis). This represents an approximate 30% to 40% increase above fiscal 2006 guidance.
     Eagle Materials Inc. is a Dallas-based company that manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates.
     Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the plant expansions announced herein include obtaining the necessary permits from the applicable authorities including environmental permits and the risks and uncertainties associated with the design and construction of the expansion. The principal risks and uncertainties that may affect the proposed recombination include the fact that the recombination will be subject to obtaining stockholder approval and other customary conditions. Other risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather; availability and cost of raw materials; unexpected operational difficulties; governmental regulation and changes in governmental and public policy; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; general economic conditions; interest rates; and cost of fuel and energy. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005. These reports are filed with the Securities and Exchange Commission.
     Additional Information and Where to Find It. In connection with the proposal to eliminate Eagle’s dual class structure (the “Reclassification Proposal”), Eagle will be filing a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ SUCH PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and other security holders can obtain copies of the proxy statement free of charge when it becomes available and may also obtain other documents filed by Eagle with the SEC by directing a request to Eagle Materials Inc., Investor Relations, 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219, Telephone: (214) 432-2000. You may also obtain free copies of the proxy statement when it becomes available and other documents filed by Eagle with the SEC by accessing the SEC’s website at http://www.sec.gov., Eagle, its directors, certain executive officers, and certain other employees may be deemed under the rules of the SEC to be “participants in the solicitation” of proxies from the security holders of Eagle in favor of the Reclassification Proposal. Eagle’s directors and executive officers beneficially own, in the aggregate, less than 3% of the outstanding shares of Eagle common stock. Security holders of Eagle may obtain additional information regarding the interests of the “participants in the solicitation” by reading the proxy statement relating to the Reclassification Proposal when it becomes available.

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